Exhibit 99.2
Subject: News about Complex

Hi all,

I’m writing to share an important update: we’ve closed a mutually beneficial agreement to sell Complex to NTWRK to form a new content and commerce destination in an all cash deal for $108.6 million.

For BuzzFeed, the all-cash deal is a major step to strengthen our balance sheet and reset for success. This means we’ll be able to pay down a significant portion of our debt and increase our liquidity.

Our next step is to transform our business to be significantly more nimble, innovative and profitable. We’ve begun planning a strategic restructuring that will take place next week, on Wednesday, February 28. These changes will position us as a brand-first and tech-led organization and ensure we operate from a strong and resilient financial position for the future.

Digital publishers are facing multiple headwinds in the current market, and our recent revenue performance reflects the fact that a bundled portfolio approach is not aligned with current advertiser or platform trends. More importantly, our performance does not reflect the value or future growth potential of our individual brands. The changes we are making to reduce the size of our business and administrative teams will position each brand to operate more autonomously. Moving forward, we will focus on bringing each of our brands to market with a focus on their differentiation for our advertising and platform partners.

As mentioned, the restructure will be another step in our strategy to optimize our business, improve our balance sheet, and set a significantly leaner cost structure. The restructure will evolve the way we do business, leaning into sustainable, high-margin monetization opportunities, supporting our brands as independent entities with individual (rather than central) resources. This brand-first approach will enable us to act nimbly and react faster to market opportunities.

We will share more about all of this at a Global All Hands today at 6:00pm ET / 3:00pm PT, but we wanted you to hear this news directly from us first, as soon as the deal was signed and a plan was in place.

Complex is a spectacular brand, beloved by audiences, and I’m confident that alongside NTWRK’s shoppable marketplace the brand will unlock new strategies and growth opportunities. If you are a part of the team that is moving over to join NTWRK, you will receive a follow-on note from our People Team with a meeting invite to outline the going forward process and answer questions.

NTWRK is not bringing all Complex employees over to avoid redundant or duplicative roles in their newly combined organization. We will be meeting 1:1 with Complex-only employees who are not being offered roles at NTWRK today, and then we will share more about our plan for all teams going forward on February 28.

As one part of this restructure, roles in our business and administrative teams, will be reduced to align with the smaller cost-structure and focus of the company. Some groups, like HuffPost, Tech, BuzzFeed Studios, Tasty, First We Feast (including Hot Ones), and International, are already operating in a lean, decentralized way and won’t see cuts.

For timing:
●This week, our immediate focus is on supporting our Complex colleagues through these transitions, and we’ll hold various meetings with leaders and our People Team.
●Also this week, NTWRK leadership will hold an open house to highlight the newly combined organization.

Exhibit 99.2
●Next week, we will share more about our strategic restructure on Wednesday, February 28, starting with direct communication to impacted employees. Our primary focus next week will be on outgoing employees.
●On Friday, March 1, we’ll gather for a company-wide BuzzFeed, Inc. Global All Hands.

I recognize the next few days may be unsettling, and I want to thank all of you for supporting one another during this period of critical transformation. It is difficult to get things done during times of transition and I appreciate your work more than ever.

In the meantime, you can submit additional questions here that we’ll answer as soon as we can.

Jonah